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Exhibit 31.3

SECTION 302 CERTIFICATION

I, Arthur M. Coppola, certify that:

1.
I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of The Macerich Company for the year ended December 31, 2014; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: April 30, 2015	By:	/s/ ARTHUR M. COPPOLA Arthur M. Coppola Chairman and Chief Executive Officer

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  Exhibit 31.3
SECTION 302 CERTIFICATION